                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

     By this Agreement, the undersigned agree that this Statement on Schedule
13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of RadView Software Ltd. Ltd.
is being filed on behalf of each of us.

March 28, 2010                              PSAGOT INVESTMENT HOUSE LTD.

                                            /s/ Eli Bavly
                                            ----------------------------
                                            By: Eli Bavly
                                            Title: Vice President

                                            PSAGOT PROVIDENT FUNDS LTD.

                                            /s/ Shlomi Bracha
                                            ----------------------------
                                            By: Shlomi Bracha
                                            Title: Vice President - Investments